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                                                                    Exhibit 99.1

                                      KEANE
                                  NEWS RELEASE

                                             Contact:   Larry Vale
                                                        Keane Investor Relations
                                                        (617) 241-9200 x1290

                                                        Albie Jarvis
                                                        Porter Novelli
                                                        (617) 450-4300


                  KEANE ANNOUNCES PROPOSED SALE OF CONVERTIBLE
                             SUBORDINATED DEBENTURES



     BOSTON, June, 12, 2003 -- Keane, Inc. (AMEX: KEA), a leading business and information technology (IT) consulting firm, today announced that it intends to offer, subject to market and other conditions, up to $125 million aggregate principal amount of Convertible Subordinated Debentures due 2013, through an offering to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended. Keane also plans to grant the initial purchasers of the debentures an option to purchase up to an additional $25 million aggregate principal amount of debentures.

     Keane expects to use up to approximately $62 million of the proceeds of the offering to repurchase shares of its common stock sold short by purchasers of the debentures in negotiated transactions concurrently with the offering. Keane intends to use the balance of the proceeds for general corporate purposes, which may include repurchases of additional shares of its common stock from time to time under its share repurchase program, and strategic opportunities including financing for possible acquisitions or investments. While we engage from time to time in discussions with respect to potential acquisitions, no specific acquisitions are currently anticipated by the Company, we have no plans, commitments or agreements with respect to any such acquisitions as of the date of this offering, and there can be no assurances that any such acquisitions will be made.

     This announcement is neither an offer to sell nor the solicitation of an offer to buy the debentures or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

     The debentures will be issued in a private placement and are expected to be resold by the initial purchasers to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended. The debentures and the shares of common stock issuable upon conversion of the debentures will not be registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

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Statements in this press release that are not historical facts and that relate to future plans or events are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include Keane's intention to raise proceeds through the offering and sale of convertible subordinated debentures, the intended use of proceeds and the anticipated terms of such debentures. There can be no assurance that Keane will complete the offering on the anticipated terms or at all. Keane's ability to complete the offering will depend, among other things, on market conditions. Keane's actual results could differ materially from those projected or forecasted in the forward-looking statements. These include uncertainties relating to market conditions for corporate debt securities in general and our debentures in particular as well as other factors identified in Keane's Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission.


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